UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2022

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	NYSE American
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2022, Spark Networks SE (the “Company”), acting pursuant to authorization from its Board of Directors, notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily withdraw the listing of its American Depository Shares (“ADSs”) from the NYSE and transfer the listing to The Nasdaq Stock Market LLC (“Nasdaq”).

The Company expects that listing and trading of its ADSs on the NYSE American will end at market close on or about February 14, 2022, and that trading will begin on the Nasdaq Capital Market at market open on or about February 15, 2022.

The Company’s ADSs have been approved for listing on the Nasdaq Capital Market, where it will continue to trade under its current symbol.

The title, trading symbol, CUSIP and ISIN of the Company’s ADSs are as follows:

Title of class Trading Symbol CUSIP ISIN
American Depository Shares* LOV 846517100 US8465171002

* Each American Depository Share represents 0.1 no par value registered Ordinary Shares

Item 7.01 Regulation FD Disclosure.

The information set forth above in Item 3.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:
Exhibit No.    Description
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS SE

Dated: February 3, 2022	By:	/s/ David Clark
David Clark
Chief Financial Officer